UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 3, 2007, OccuLogix, Inc. (the “Company”) announced that it is in discussions with JEGC OCC Corp. (“JEGC”) regarding a proposed private placement of approximately $30,000,000 aggregate amount of shares of the Company’s common stock, at a per share price to be based upon the average trading price of the Company’s common stock at the time of purchase, subject to regulatory approval and to a minimum per share price of $1.05. It is anticipated that JEGC will gain a control position in the Company, if both this proposed private placement and the proposed transaction, announced by TLC Vision Corporation (“TLCV”) and JEGC on May 30, 2007, pursuant to which JEGC would purchase TLCV’s ownership stake in the Company, are completed.

JEGC is owned by Jefferson EquiCorp Ltd. and by Greybrook Corporation, a firm controlled by Elias Vamvakas, the Company’s Chairman and Chief Executive Officer.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of OccuLogix, Inc. dated July 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: July 6, 2007	By:	/s/William G. Dumencu
William G. Dumencu Chief Financial Officer